EXHIBIT 10.1

AGREEMENT

This AGREEMENT, dated as of April 2, 2025 (this “Agreement”), is made by and between BT Brands, Inc., a Wyoming corporation (the “BTB”), and NGI Corporation., a Wyoming corporation (the “NGI”).

RECITALS:

WHEREAS, as of the date hereof, NGI and its B Water subsidiary are indebted to BTB in the principal amount of $180,000, which includes loans made through December 29, 2024 in the amount of $120,000, evidenced by a promissory note dated December 29, 2024 (the “NGI Note”), and loans in the principal amount of $60,000 made through March 30, 2025 which are payable on demand (the “Demand Loans” and together with the loan evidenced by the NGI Note, the “Loans”); and

WHEREAS, BTB has agreed to accept the delivery of aluminum bottles on the terms and subject to the conditions herein set forth as full payment for the loans.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale of Bottles to BTB; Purchase Price.

(a) Purchase and Sale. NGI does hereby sell to BTB and BTB hereby purchases from NGI through its B Water Subsidiary 200,000 aluminum bottles as described and having the serial numbers set forth on Schedule A (“Bottles”).

(b) Purchase Price and Payment. In full and complete payment for the Bottles, BTB shall apply the entire amount of the Loans, including accrued interest thereon equal to $200,000 through the date of this Agreement, to the purchase of the Bottles at a price of $1.00 for each Bottle.

(c) Sales and Purchases of Bottles after the Date of this Agreement. At any time and from time to time after the date of this Agreement, NGI may offer to sell to BTB additional aluminum bottles (“Additional Bottles”) and BTB may offer to purchase Additional Bottles, in each case on the terms set forth in this Agreement. In the case of NGI’s offer to sell Additional Bottles, BTB shall have no obligation to purchase any or all of the Additional Bottles offered. In the case of BTB’s offer to purchase Additional Bottles, NGI shall be obligated to sell the number of Additional Bottles to which BTB’s offer applies up to the entire number of Additional Bottles then owned by NGI.

(d) No Prohibition of Sales of Aluminum Bottles by NGI. Notwithstanding any other provision of this Agreement, NGI shall have the right to sell aluminum bottles to a third party without notice to or consent of BTB.

2. Delivery of Bottles. The parties hereto acknowledge that the Bottles are being stored at the facilities of UNIX PACKAGING LLC located at 9 Minson Way, Montebello, CA 90604 (the “Co-Packer”). NGI shall fulfill its obligation to deliver the Bottles to BTB under this Agreement by instructing the Co-Packer in writing to segregate the Bottles from all other materials held by Co-Packer on NGI’s behalf, including other aluminum bottles owned by NGI. NGI shall request that the Co-Packer confirm in writing that it has honored NGI’s request, and NGI shall transmit this confirmation to BTB promptly after receipt.

3. Location and Maintenance of Bottles. BTB agrees that it shall not sell, assign, transfer, pledge, consign or, subject to the ensuing sentence, relocate the Bottles or any interest therein, or any Additional Bottles that NGI may sell to BTB pursuant to Section 1(c) above, for a period 12 months after the date of this Agreement. BTB may relocate the Bottles and any Additional Bottles from the Co-Packer’s facility to a facility of its choosing at any time if BTB reasonably believes that the relocation of the Bottles and any Additional Bottles is necessary to protect the Bottles and any Additional Bottles from damage or loss or otherwise guard its interest in the Bottles. After the first anniversary of this Agreement, BTB shall be entitled to sell the Bottles and any Additional Bottles to any purchaser on terms BTB shall determine in its sole discretion and NGI shall have no recourse against BTB.

4 Repurchase of Bottles by NGI. For so long as BTB retains ownership of the Bottles, including all Additional Bottles acquired after the date hereof, NGI may repurchase any or all such Bottles including all Additional Bottles from BTB in one or more tranches at a cost per Bottle and/or Additional Bottle equal to $1.05, if repurchased by NGI at any time during the two months after the date on which BTB purchases the Bottles and/or Additional Bottles from NGI, or a cost of $1.50 per Bottle or Additional Bottle, if NGI repurchases such Bottles and Additional Bottles from BTB more than two months after the date on which BTB purchased the Bottles or Additional Bottles from NGI. Title to the Bottles and any Additional Bottles and all risk of loss shall pass to NGI upon payment of the entire purchase price for the Bottles and any Additional Bottles as calculated in this Section 4 and NGI shall be responsible for the cost of securing possession of the Bottles from such ever location at which they may be situated on the date of purchase.

5. Covenant not to Compete or Circumvent. If BTB proposes to sell any Bottles or Additional Bottles to a third party, BTB shall inquire of NGI whether NGI has considered or discussed selling aluminum bottles to that party. If NGI notifies BTB that it has had discussions with a party or otherwise that it may reasonably consider selling aluminum bottles to a party, then BT shall not, without NGI’s written consent, offer to sell or sell aluminum bottles to such party.

6. Warranties. NGI warrants to BTB that on the date of the purchase and sale of any Bottles or Additional Bottles, all such aluminum bottles will: (a) be merchantable; (b) be free and clear of all liens, security interests, or other encumbrances; and (c) not infringe or misappropriate any third party's patent or other intellectual property rights. These warranties survive any delivery, inspection, acceptance, or payment of or for the Bottles or Additional Bottles by BTB. These warranties are cumulative and in addition to any other warranty provided by law or equity. Any applicable statute of limitations runs from the date of BTB's discovery of the noncompliance of the Bottles or Additional Bottles with the foregoing warranties.

7. Compliance with Law. NGI is in compliance with and shall comply with all applicable laws, regulations, and ordinances. NGI has and shall maintain in effect all the licenses, permissions, authorizations, consents, and permits that it needs to carry out its obligations under this Agreement.

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8. General Indemnification. NGI shall indemnify, defend, and hold harmless BTB and its officers, directors, accountants, advisors, employees, agents, affiliates, successors, and permitted assigns (collectively, "Indemnified Party") against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, incurred by Indemnified Party (collectively, "Losses"), relating to, arising out of or resulting from any claim of a third party or BTB arising out of or occurring in connection with the Bottles or Additional Bottles or NGI's negligence, willful misconduct, or breach of this Agreement. NGI shall not enter into any settlement without BTB's or, as applicable, another Indemnified Party's prior written consent.

9. Additional Equity. As consideration for the amounts advanced to support the Disney Bottle introduction, NGI shall issue a five-year warrant exercisable at $.01 per share to purchase, at its option, 10% of the outstanding fully-diluted equity of NGI or B Water.

10. Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein shall survive the expiration or earlier termination of this Agreement; and (b) Section 6 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, shall survive the expiration or earlier termination of this Agreement.

11. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a "Notice") must be in writing and addressed to the other Party at its address set forth below (or to such other address as the receiving Party may designate from time to time in accordance with this section).

Notice to BTB:	10501 Wayzata Blvd South Suite 102 Minnetonka, MN 55305
Attention: Kenneth Brimmer. CFO
Email:kbrimmer@itsburgertime.com

Notice to NGI:	770 E 39th Avenue Apache Junction, AZ 85119
Attention: Denis Brunk, President
Email: denis@nextgenice.com

12. Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments, and appendices, constitutes the sole and entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

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13. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14. Amendments. No amendment to, or modification of, this Agreement is effective unless it is in writing and signed by each Party.

15. Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

16. Cumulative Remedies; Specific Performance. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties, or otherwise. NGI acknowledges that a breach or threatened breach of this Agreement would give rise to irreparable harm to BTB, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by NGI of its obligations under this Agreement, BTB shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

17. Assignment. NGI shall not assign, transfer, delegate, or subcontract any of its rights or obligations under this Agreement without the prior written consent of BTB. Any purported assignment or delegation in violation of this Section shall be null and void. No assignment or delegation shall relieve the NGI of any of its obligations hereunder. BTB may at any time assign, transfer, delegate, or subcontract any or all of its rights or obligations under this Agreement without NGI's prior written consent.

18. Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

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19. No Third-Party Beneficiaries. This Agreement benefits solely the Parties and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, confers on any other individual or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

20. Choice of Law. This Agreement and all related documents, including all exhibits, schedules, attachments, and appendices attached hereto and thereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, are governed by, and construed in accordance with, the laws of the State of Wyoming, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Wyoming.

21. Choice of Forum. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other Party in any way arising from or relating to this Agreement, including all exhibits, schedules, attachments, and appendices attached to this Agreement, and all contemplated transactions, including contract, equity, tort, fraud, and statutory claims, in any forum other than the United States District Court for the District of Wyoming or, if such court does not have subject matter jurisdiction, the courts of the State of Wyoming sitting in Cheyenne, and any appellate court from any thereof. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in the United States District Court for the District of Wyoming or, if such court does not have subject matter jurisdiction, the courts of the State of Wyoming sitting in Cheyenne. Each Party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

22. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS, SCHEDULES, ATTACHMENTS, AND APPENDICES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, ATTACHMENTS, OR APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23. Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Notwithstanding anything to the contrary in Section 21, a signed copy of this Agreement delivered by email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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24. Relationship of the Parties. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, franchise, business opportunity, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.

25. Further Assurances. NGI shall, and shall cause its affiliates to, from time to time at BTB's request and without any additional consideration, furnish BTB such further information or assurances; execute and deliver such additional documents and instruments; and take such other actions and do such other things, as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BT BRANDS, INC.
By_______________________________ Name: Kenneth Brimmer Title: Chief Financial Officer
NGI CORPORATION
By_______________________________ Name: Denis Brunk Title: President

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